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                             TERMINATION AGREEMENT


     AGREEMENT, dated this 11th day of December, 1995, by and among CHARLES S. BRESLER ("Bresler"), BURTON J. REINER ("Reiner") and BRESLER & REINER, INC. (the "Corporation").

                              W I T N E S S E T H
                              -------------------

     WHEREAS, Bresler, Reiner and the Corporation are the parties to a Shareholders Agreement dated August 11, 1988; and

     WHEREAS, the parties hereto have determined that it no longer is in their respective best interests to be subject to the provisions of the Shareholders Agreement;

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. The Shareholders Agreement is hereby terminated, effective immediately, and no party thereto shall have any further rights, privileges, duties or obligations thereunder.

     2. Bresler and Reiner shall be entitled to tender to the Corporation's transfer agent certificates evidencing shares of the Corporation's common stock bearing the restrictive endorsement required by Paragraph 12 of the Shareholders Agreement in exchange for certificates without such endorsement, and the Corporation shall instruct its transfer agent to issue such replacement certificates.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

WITNESS:


 /s/ Edwin Horowitz                    /s/ Charles S. Bresler
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                                            Charles S. Bresler


 /s/ Edwin Horowitz
- ------------------------------         /s/ Burton J. Reiner
                                      ------------------------------
                                             Burton J. Reiner


ATTEST:                                BRESLER & REINER, INC.


 /s/ Edwin Horowitz                    /s/ Burton J. Reiner
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Edwin Horowitz, Secretary             Burton J. Reiner, President

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